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                                                                       Exhibit 5

                         [HUNTON & WILLIAMS LETTERHEAD]

                                  June 29, 2000

Board of Directors
AES Red Oak, L.L.C
1001 North 19th Street
Arlington, Virginia  22209

       Registration Statement on Form S-4 for the Exchange of Outstanding
                8.54% Senior Secured Bonds Series A due 2019 for
         8.54% Exchange Senior Secured Bonds Series A due 2019, and the
    Exchange of Outstanding 9.20% Senior Secured Bonds Series B due 2029 for
              9.20% Exchange Senior Secured Bonds Series B due 2029

Ladies and Gentlemen:

         We are acting as special counsel to AES Red Oak, L.L.C. (the "Company") in connection with the registration of (i) $224,000,000 aggregate principal amount of 8.54% Senior Secured Bonds Series A due 2019, and (ii) $160,000,000 aggregate principal amount of 9.20% Senior Secured Bonds Series B due 2029 ((i) and (ii) collectively referred to as the "Exchange Bonds"). The Exchange Bonds are to be issued by the Company in exchange for an equal amount of (i) unregistered 8.54% Senior Secured Bonds Series A due 2019, and (ii) 9.20% Senior Secured Bonds Series B due 2029 ((i) and (ii) collectively referred to as the "Outstanding Bonds"), issued on March 15, 2000, in a private placement pursuant to Rule 144A under the Securities Act of 1933. The Outstanding Bonds and Exchange Bonds are governed by a Trust Indenture and the First Supplemental Indenture to the Trust Indenture, each between the Company and The Bank of New York, as Trustee ("Trustee") and Depository Bank, and each dated March 1, 2000 (the Trust Indenture and the First Supplemental Indenture, collectively referred to as the "Indenture"). The issuance of the Exchange Bonds in exchange for the Outstanding Bonds is more fully described in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on June 29, 2000. In connection with the filing of the Registration Statement, you have requested our opinion concerning certain corporate matters.

         In rendering the following opinions, we have relied, as to factual matters, upon certificates of executive officers of the Company. We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted as certified or photostatic copies and the genuineness of signatures not witnessed by us.

         We are members of the New York Bar and we do not purport to express an opinion on any laws other than those of the State of New York, the United States of America and Delaware corporate law.

         Based upon the foregoing and the further qualifications stated below, we are of the opinion that the Exchange Bonds have been duly authorized by all necessary corporate action of the Company and,


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when executed by the Company, authenticated and delivered by the Trustee and issued in accordance with the terms of the Indenture and as described in the Registration Statement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         The opinions set forth above are subject to the qualifications that (i) enforcement of such obligations may be subject to (a) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general equity principles and an implied covenant of good faith and fair dealing (regardless of whether such enforcement is sought in a proceeding in law or equity), and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefore may be brought.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement and to statements referring to our firm under the caption "Legal Matters" in the Prospectus that forms a part of this Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Commission.

                                Very truly yours,

                              /s/ Hunton & Williams